UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

INTELLIGENT MEDICINE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41024	86-2283527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9001 Burdette Rd.
Bethesda, MD	20817
(Address of principal executive offices)	(Zip Code)

(202) 905-5834

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	IQMDU	The Nasdaq Stock Market LLC

Class A common stock, par value $0.0001 per share	IQMD	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	IQMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2023, Intelligent Medicine Acquisition Corp. (the “Company”) filed an amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) with the State of Delaware., The Amendment is attached as Exhibit 3.1 hereto and the full text of such exhibit is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 8, 2023, the Company held a special meeting of shareholders (the “Meeting”) to approve the Extension Amendment Proposal, the Trust Amendment Proposal (collectively, the “Extension Proposals”) and the Adjournment Proposal, each as more fully described in its definitive proxy statement, filed with United States Securities and Exchange Commission (the “Commission”) on January 19, 2023..

The final voting results for the Extension Proposals were as follows:

Proposal No. 1: The Extension Amendment Proposal: To amend the Company’s amended and restated certificate of incorporation by allowing the Company to extend the date by which it has to consummate a business combination for an additional seven (7) months, from February 9, 2023 to September 9, 2023, or such earlier date as determined by the Company’s board of directors, conditioned on the deposit of 200,000 shares of Class B common stock into the Company’s IPO Trust Account.

FOR	AGAINST	ABSTAIN
17,071,690	4,600,300	3,936

Proposal No. 2 The Trust Amendment Proposal:  To amend the Investment Management Trust Agreement, dated November 4, 2021, by and between the Company and Continental Stock Transfer & Company to authorize the Extension and its implementation by the Company.

FOR	AGAINST	ABSTAIN
17,071,841	4,600,149	3,936

Proposal No. 3: The Adjournment Proposal. The Company had solicited proxies in favor of an Adjournment Proposal which would have given the Company authority to adjourn the Meeting to solicit additional proxies. As sufficient shares were voted in favor of the Extension Proposals, this proposal was not voted upon at the Meeting.

In connection with the vote to approve the Extension Proposals, the holders of 20,009,861 public shares of common stock of the Company properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $10.34 per share, for an aggregate redemption amount of approximately $206.9 million.

Item 8.01	Other Events.

  On February 8, 2023, the Company’s Sponsor, Intelligent Medicine Sponsor LLC, contributed to the Company for purposes of making a deposit into the Company’s IPO Trust Account of an aggregate of 200,000 shares of Class B common stock for the benefit of the public shares that were not redeemed by the public shareholders in connection with the Meeting. Following the foregoing contribution, the Sponsor will own 4,700,000 shares of Class B common stock, which upon conversion of such shares into shares of Class A common stock would represent 80.1% of the outstanding shares.

The Sponsor also owns Private Placement Warrants exercisable for 9,245,000 shares of Class A common stock which are not currently exercisable.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2023

INTELLIGENT MEDICINE ACQUISITION CORP.

By:	/s/ Gregory C. Simon
Name:	Gregory C. Simon
Title:	Chief Executive Officer